Exhibit 10.1

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into effective as of July 30, 2010 (the “Effective Date”), among NORTHWEST PIPE COMPANY, an Oregon corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

Borrower, Administrative Agent and certain lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement entered into as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”). Borrower and Administrative Agent desire to amend the Credit Agreement as set forth herein. The Required Lenders (as that term is defined in the Credit Agreement), and Bank of America, N.A., as Swing Line Lender and L/C Issuer, have consented to the amendments to the Credit Agreement set forth herein as indicated by their signatures below.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Temporary Waiver of Financial Covenants. Application of the financial covenants set forth in Section 6.17 of the Credit Agreement is hereby temporarily waived for the period from July 30, 2010, through, but excluding, September 17, 2010; provided, however, that nothing in this paragraph shall be construed to suspend or waive Borrower’s obligation to (a) be in compliance with the financial covenants then set forth in Section 6.17 of the Credit Agreement on and after September 17, 2010, and (b) deliver a Compliance Certificate not later than September 30, 2010, demonstrating Borrower’s compliance with the financial covenants then contained in Section 6.17 of the Credit Agreement as of June 30, 2010, and any failure to be in compliance or to deliver such Compliance Certificate shall constitute an Event of Default under the Credit Agreement. The Compliance Certificate (including a completed Schedule 1 thereto) required to be delivered under the Credit Agreement not later than August 30, 2010, may note the foregoing waiver, but shall otherwise be delivered in form and substance as required by the Credit Agreement. The foregoing waiver does not constitute a waiver of any Default now existing or hereafter arising, whether known or unknown by Administrative Agent. The foregoing waiver does not represent any amendment of, or any agreement to amend, any provision of the Credit Agreement.

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4. Amendment to Section 6.01(a)(i) of the Credit Agreement. Section 6.01(a)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(a)(i) as soon as available, but in any event within 273 days after the end of Borrower’s 2009 fiscal year, and within 105 days after the end of each other fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and”

5. Amendment to Section 6.01(b)(i) of the Credit Agreement. Section 6.01(b)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(b)(i) as soon as available, but in any event within (x) 183 days after the end of the first fiscal quarter of Borrower’s 2010 fiscal year, (y) 92 days after the end of the second fiscal quarter of Borrower’s 2010 fiscal year, and (z) 60 days after the end of each of the other first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes; and”

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6. Amendments to Section 6.01 of the Credit Agreement.

(a) Section 6.01(d) of the Credit Agreement is amended to read in its entirety as follows:

“(d)(i) On each of June 30, 2010, July 16, 2010, July 30, 2010, August 13, 2010, August 31, 2010, September 15, 2010, and September 30, 2010, (i) a forecast prepared by management of the Borrower with the assistance of a certified public accountant or consultant acceptable to the Administrative Agent and the Required Lenders and in a form satisfactory to the Administrative Agent and the Required Lenders, of the weekly cash flows of the Borrower and its Subsidiaries for the periods commencing on Monday of the immediately succeeding week, and ending 13 weeks thereafter, together with a statement of the actual cash flows of the Borrower and its Subsidiaries since the date of the then-most recently delivered cash flow forecast and a description of material variances between forecast cash flows and actual cash flows for such period, and (ii) not later than eighth (8th) Business Day of each of August 2010, September 2010 and October 2010, a report of the bookings and backlog of Borrower and its Subsidiaries, in a form and containing details satisfactory to the Administrative Agent and the Required Lenders, as of the last day of the immediately preceding month.”

(b) Section 6.01(e) of the Credit Agreement is amended to read in its entirety as follows:

“(e) Not later than August 30, 2010, a revised financial projection model and business plan for the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent and the Required Lenders, together with a written review and assessment thereof by an independent certified public accountant or consultant acceptable to Administrative Agent and the Required Lenders.”

7. Release. As a material part of the consideration of Administrative Agent entering into, and the Required Lenders consenting to, this Amendment, Borrower hereby releases and forever discharges Administrative Agent, the Lenders and each of their respective successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (all the foregoing, collectively, the “Releasees” and individually, a “Releasee”), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against Releasees (or any one or more of them); provided, however, that neither Administrative Agent nor any Lender nor any other Releasee shall be released hereby from: (i) any obligation to pay to Borrower any amounts that Borrower may have on deposit with Administrative Agent or any Lender, in accordance with applicable laws and the terms of the documents establishing any such

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deposit relationship; or (ii) any claim (including without limitation any claim for breach of the Credit Agreement or other Loan Document) arising from any action, inaction or conduct of Administrative Agent or the Lenders or the other Releasees after the effective date of this Amendment.

8. Amendment Fee. Upon the execution and delivery hereof, Borrower shall pay to the Required Lenders consenting hereto an amendment fee of $312,500, such amendment fee to be allocated among such Required Lenders in proportion to the amounts of their respective Commitments.

9. Effective Date. This Amendment shall be effective upon the last to occur of (a) execution and delivery hereof by Borrower, Administrative Agent and the Required Lenders, and (b) execution and delivery of an amendment to the Amended and Restated Note Purchase and Private Shelf Agreement dated as of May 31, 2007 (as amended) by Borrower and the Purchasers thereunder, in form and substance satisfactory to Administrative Agent.

10. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Administrative Agent and Lenders on request for all reasonable expenses, including legal fees actually incurred by Administrative Agent and Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby and thereby.

11. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Administrative Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

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EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:

Name:

Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

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CONSENTED TO BY THE REQUIRED LENDERS:

BANK OF AMERICA, N.A.

By:

Name:

Title:

:	UNION BANK, N.A., formerly known as Union Bank of California, N.A.

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:

Name:

Title:

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U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

CONSENTED TO BY SWING LINE LENDER AND L/C ISSUER

BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer

By:

Name:

Title:

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